UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2025

SPRINGBIG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40049	88-2789488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Ste. 340

Boca Raton, Florida, 33487

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 772-9172

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On September 24, 2025, the Board of Directors (the “Board”) of SpringBig Holdings, Inc. (the “Company”) appointed Larry Ellis to the Board and to serve on the Audit Committee following the resignation of Sergey Sherman on September 4, 2025. The Board has determined that Mr. Ellis is an independent director and an “audit committee financial expert.” Mr. Ellis will serve as a Class III director with a term expiring at the Company’s next Annual Meeting of Stockholders. Mr. Ellis was not selected pursuant to any arrangement or understanding between him and any other person.

Mr. Ellis, age 48, brings over 20 years of experience advising boards of directors and executive leadership, with a deep focus on clients operating in technology and regulated industries. Mr. Ellis has been a partner at Miller Thomson LLP, a leading national Canadian law firm, since January 2020, and has continued to concentrate on special situations, governance, and operational transitions, including high-impact mandates involving tech companies in regulated verticals such as energy, healthcare, and fintech. Mr. Ellis has acted for dozens of public companies, advising on fiduciary duties, governance frameworks, strategic transactions, operational restructuring, capital markets activity, and litigation management. He is particularly well regarded for guiding companies through periods of uncertainty or industry disruption—especially where regulatory frameworks intersect with innovation. His experience includes supporting boards on risk oversight, compliance strategy, and corporate growth in environments requiring regulatory navigation and technological scaleup. In 2024, Mr. Ellis earned his Executive MBA from the Kellogg School of Management at Northwestern University, where he focused on strategy, finance, and leadership in emerging and regulated industries. Mr. Ellis brings a boardroom-tested perspective, cross-border experience, and a strong alignment with companies operating in complex or regulated sectors—particularly those undergoing rapid growth, technological transformation, or governance change. Mr. Ellis earned his LL.B. from Osgoode Hall Law School and his B.A. (Hons.) from York University.

On September 29, 2025 (the “Resignation Date”), Marc Shiffman notified the Board of his resignation as a member of the Board, including its Audit Committee, effective as of the Resignation Date. Mr. Shiffman’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Mr. Shiffman’s resignation and the appointment of Mr. Ellis, the Company’s Audit Committee will be composed of one member. The Company intends to appoint a new independent director to the Audit Committee as soon as practicable. As of September 30, 2025, the Board consisted of the following directors: Jaret Christopher (Chairman), Mr. Ellis, Matt Sacks and Mark Silver.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINGBIG HOLDINGS, INC.

September 30, 2025	By:	/s/ Jaret Christopher
Name: Jaret Christopher
Title: Chief Executive Officer

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